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                                                                Exhibit 10.7 (f)

                         AMERICAN WOODMARK CORPORATION
                 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                 PART I.  PLAN ADMINISTRATION AND ELIGIBILITY

I. Purpose

     The purpose of this Non-Employee Directors Stock Option Plan (the "Plan") of American Woodmark Corporation (the "Company") is to encourage ownership in the Company by non-employee members of the Board of Directors of the Company (the "Board"), in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

II. Administration

     The Plan shall be administered by the Board. Grants of stock options ("Options") under the Plan shall be automatic as described in Section VII. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable and to establish and verify the extent of satisfaction of any conditions to exercisability applicable to Options. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

III. Eligibility

     Each person who is not an employee of the Company or any subsidiary of the Company and who is a member of the Board shall be eligible to participate in this Plan.

IV. Stock Subject to the Plan

     The maximum number of shares of the Company's common stock ("Shares") that may be issued upon exercise of Options granted pursuant to the Plan shall be 30,000, subject to adjustment as provided in Section XII. Shares that have not been issued under the Plan allocable to Options and portions of Options that expire or terminate unexercised may again be subject to a new Option.
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                               PART II. OPTIONS

V. Non-Statutory Sock Options

     All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

VI. Option Exercise Price

     The exercise price of each Option shall be the fair market value of the Shares subject to such Option on the date the Option is granted, which shall be the average of the highest and lowest reported sale prices per share of the Shares on the Nasdaq National Market (or if there have been no transactions, the average of the bid and asked prices) on the date of grant.

VII. Grant of Options

     Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

          A. Option Grant Date. Each director of the Company who meets the eligibility conditions described in Section III on the effective date of the Plan (as described in Section XII) shall automatically receive an Option to purchase 1,000 Shares on that date. Each director who is newly elected by the Company's shareholders after the Plan's effective date to serve as a director of the Company and who meets the eligibility conditions described in Section III shall automatically receive an Option to purchase 1,000 Shares on the date of such election. Each eligible director shall annually thereafter on the anniversary date of his or her first Option grant automatically receive an Option to purchase 1,000 shares. If at any time under the Plan there are not sufficient Shares available to fully permit the automatic Option grants described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of Shares available.

          B. Non-Transferability of Options. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him or her. An Option transferred by will or by the laws of descent and distribution may be
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     exercised by the optionee's personal representative within one year of the date of the optionee's death to the extent the optionee could have exercised the Option on the date of his death. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          C. Exercise of Options. An Option shall be exercisable as to one-third of the number of Shares on the first anniversary of the date on which it was granted, and as to an additional one-third of the number of Shares on each succeeding anniversary until fully exercisable. No Option may be exercised:

               1. before the Plan is approved by shareholders of the Company;

               2. after the expiration of up to four (4) years from the date the Option is granted as specified by the Board in the participants stock option agreement; provided, however, that each Option shall be subject to termination before its date of expiration as hereinafter provided;

               3. the Board may impose such vesting conditions and other requirements as the Board deems appropriate, and the Board may include such provisions regarding Change of Control as the Board deems appropriate,

               4. except by written notice to the Company at its principal office, stating the number of Shares to the optionee has elected to purchase, accompanied by payment in cash and/or by delivery to the Company of Shares (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares being acquired thereunder; and

               5. only at such time as an optionee is a director of the Company, or within three (3) months after the date the optionee ceases to be a director of the Company, to the extent then exercisable, but subject to the provisions of subsection B above.



VIII. Modification, Extension and Renewal of Options

     The Board shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefore, provided that any such action may not have the effect of altering or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.
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                         PART III. GENERAL PROVISIONS

IX. Termination

     The Plan shall terminate upon the earlier of:

          A. the adoption of a resolution of the Board terminating the Plan; or

          B. August 31, 2004

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person under any Option previously granted under the Plan, without his or her consent.

X. Limitation of Rights

          A. No Right to Continue as a Director. In no event shall the Plan, any director's participation in the Plan, any director's receipt of an Option under the Plan or any other action taken under the Plan constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

          B. No Shareholder's Rights Under Options. An optionee shall have no rights as a shareholder with respect to Shares covered by his or her Options until the date of exercise of the Option, and, except as provided in Section XII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

XI. Changes in Capital Structure

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Shares, the number of Shares that may be issued under the Plan, and the number of Shares subject to or the Option exercise price per Share under any outstanding Option, shall be adjusted automatically so that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Such adjustment in outstanding Options, with a corresponding adjustment in the Option exercise price per Share, shall be made without change in the total Option exercise price applicable to the unexercised portion of the Option, and any such adjustment shall be conclusive and binding for all purposes of the Plan.

XII. Effective Date of the Plan

     The Plan shall be effective on the date of its adoption by the shareholders of the Company.
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XIII. Amendment of the Plan

     The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment shall increase the number of Shares subject to the Plan (except as provided in Section XI).

XIV. Notice

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and delivered personally or mailed first class, postage prepaid to the Company at its principal business address.

XV. Miscellaneous Provisions

          A. Delivery of Shares. The Company shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any part of an Option before (i) the admission of such Shares to listing on any stock exchange or other listing system on which the Company's common stock may then be listed, (ii) receipt of any required registration or other qualification of such Shares under any state of federal law or regulation that the Company's counsel shall determine is necessary or advisable, and
     (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with.

          B. Ratification. By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through such person shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken by the Company or the Board.